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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           _______________________


                                  FORM 8-K
                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                               Date of Report
                               January 9, 1996


                           SOUTHTRUST CORPORATION
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)



                0-3613                              63-0574085
        (Commission File No.)           (IRS Employer Identification No.)



              420 NORTH 20TH STREET
               BIRMINGHAM, ALABAMA                    35203
              (Address of principal                (Zip Code)
                executive offices)


                                 (205) 254-5509
              (Registrant's telephone number including area code)
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ITEM 5.  OTHER EVENTS


SouthTrust Corporation ("the Company") has certain deposit liabilities obtained as a result of various acquisitions of Thrift institutions and Thrift deposit liabilities which are insured by the Savings Association Insurance Fund, ("SAIF"). The SAIF fund is currently undercapitalized, and legislation is pending in Congress calling for a one-time assessment on such deposits in order to adequately capitalize the fund.

During the third quarter of 1995, the Company recorded a $6.5 million charge to earnings for the estimated SAIF assessment, which represented 35 basis on the Company's SAIF insured deposits. Based on a review of the proposed legislation and conversations with members of Congress, the Company believes that the 35 basis point level represents the lower end of the range that is likely to be assessed to resolve the undercapitalization of the SAIF fund. The Company viewed the proposed assessment as a contingent liability, and accounted for this contingency in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, "Accounting for Contingencies".

Subsequent to the Company's filing of the Quarterly Report on Form 10-Q for the period ended September 30, 1995, the Emerging Issues Task Force, ("EITF"), of the Financial Accounting Standards Board reached a consensus opinion on the accounting treatment for the proposed SAIF assessment, which concludes that the charge for the assessment should be recorded as a charge to operating income in the period that legislation is enacted imposing the assessment.

Accordingly, the Company's fourth quarter 1995 operating income will include a credit of $6.5 million resulting from the reversal of the previously accrued charge for the proposed SAIF assessment.
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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SOUTHTRUST CORPORATION


                                        By:   /s/ WILLIAM L. PRATER
                                           ----------------------------
                                           William L. Prater
                                           Senior Vice President

Date:  January 9, 1996